UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CCF Holding Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

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(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

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April 18, 2005

Dear Fellow Shareholder:

On behalf of the Board of Directors and management of CCF Holding Company (the “Company”), I cordially invite you to attend the Annual Meeting of Shareholders to be held at the Heritage Bank branch office located at 440 N. Jeff Davis Drive, Fayetteville, Georgia 30214, on Thursday, May 19, 2005, at 9:00 a.m., Eastern time. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. During the Annual Meeting, Leonard Moreland, our Executive Vice President and Chief Administrative Officer, or I will report on the operations of the Company. Directors and officers of the Company, as well as a representative of Porter Keadle Moore, LLP, the Company’s independent auditors, will be present to respond to any questions shareholders may have.

The matters to be considered by shareholders at the Annual Meeting are described in the accompanying Notice of Annual Meeting and Proxy Statement. The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its shareholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote “FOR” each director nominee, and “FOR” approval of the amendment to the Company’s 2000 Stock Option Plan.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING POSTAGE-PAID RETURN ENVELOPE AS PROMPTLY AS POSSIBLE. This will not prevent you from voting in person at the Annual Meeting, but will assure that your vote is counted if you are unable to attend the Annual Meeting. YOUR VOTE IS VERY IMPORTANT.

Sincerely,

David B. Turner
President and Chief Executive Officer

CCF HOLDING COMPANY

101 NORTH MAIN STREET

JONESBORO, GEORGIA 30236

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be Held on May 19, 2005

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of CCF Holding Company (the “Company”) will be held at the Heritage Bank branch office located at 440 N. Jeff Davis Drive, Fayetteville, Georgia 30214, on Thursday, May 19, 2005, at 9:00 a.m., Eastern time, or at any adjournment or postponement thereof. The Proxy Statement and a proxy card for the Annual Meeting are enclosed.

The Annual Meeting is for the purpose of considering and acting upon the following matters:

1.	Election of two directors of the Company;

2.	Approval of an amendment to the Company’s 2000 Stock Option Plan; and

3.	Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Execution of a proxy in the form enclosed also permits the proxy holders to vote, in their discretion, upon such other matters that may come before the Annual Meeting. As of the date of mailing, the Board of Directors is not aware of any other matters that may come before the Annual Meeting. Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournment or postponement, the Annual Meeting may be adjourned or postponed. Shareholders of record at the close of business on April 7, 2005, are the shareholders entitled to vote at the Annual Meeting and any adjournments thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARDS WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY YOU GIVE MAY BE REVOKED BEFORE THE VOTE AT THE ANNUAL MEETING BY DELIVERING TO THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. IF YOU ARE PRESENT AT THE ANNUAL MEETING YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING UPON GIVING ORAL NOTICE OF YOUR INTENTION TO VOTE IN PERSON. HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE IN PERSON AT THE ANNUAL MEETING.

BY ORDER OF THE BOARD OF DIRECTORS

Edwin S. Kemp, Jr.
Secretary

Jonesboro, Georgia

April 18, 2005

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM AT THE ANNUAL MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

PROXY STATEMENT

OF

CCF HOLDING COMPANY

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON

MAY 19, 2005

GENERAL

This Proxy Statement is being delivered to the Company’s shareholders in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”), which will be held at one of the branch offices of Heritage Bank (the “Bank”), the Company’s wholly-owned subsidiary, located at 440 N. Jeff Davis Drive, Fayetteville, Georgia 30214, on Thursday, May 19, 2005, at 9:00 a.m., Eastern time. The accompanying Notice of Annual Meeting and this Proxy Statement are being first mailed to shareholders on or about April 18, 2005.

At the Annual Meeting, shareholders will consider and vote upon the election of two directors and approval of an amendment to the Company’s 2000 Stock Option Plan. The Board of Directors of the Company knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares represented by the proxy in accordance with their best judgment on other business, if any, that may properly come before the Annual Meeting or any adjournment or postponement thereof.

VOTING AND REVOCABILITY OF PROXIES

Shareholders who execute proxies retain the right to revoke their proxies at any time prior to a vote being taken at the Annual Meeting. Unless so revoked, the shares represented by those proxies will be voted at the Annual Meeting and any adjournment or postponement thereof. Proxies may be revoked by submitting written notice to the Secretary of the Company at 101 North Main Street, Jonesboro, Georgia 30236, or by the delivery to the Secretary of the Company of a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting. A proxy will not be voted if a shareholder attends the Annual Meeting and gives oral or written notice of his or her intention to vote in person. Proxies solicited by the Board of Directors will be voted in accordance with the directions given in the proxy. Where no instructions are indicated, signed proxies will be voted “FOR” each of the nominees for director set forth below and “FOR” the approval of the amendment to the Company’s 2000 Stock Option Plan. The proxy confers discretionary authority on the persons named as proxies to vote with respect to the election of any person as a director where the nominee is unable to serve, or will not serve, and matters incident to the conduct of the Annual Meeting. The proxy also confers on the designated proxies discretionary authority to vote the shares represented by the proxy in accordance with their best judgment on other business, if any, that may properly come before the Annual Meeting or any adjournment or postponement thereof.

If you received more than one proxy card, it means that you have multiple accounts at the transfer agent and/or with brokers. Additionally, if you own shares of common stock through your account in the Heritage Bank Employee Stock Ownership Plan (the “ESOP”), the Trustees of the ESOP will vote the shares allocated to your account in the ESOP in accordance with the instructions provided by you. Accordingly, we are sending one form of proxy card for use by the holders of record of our common stock and a separate form for use by persons who have shares of common stock allocated to their account in the ESOP. If you own shares of common stock directly or through a broker and shares of common stock under the ESOP, you will receive more than one proxy card. Please sign and return all proxy cards to ensure that your shares are voted.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors has set April 7, 2005, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Shareholders of record as of the close of business on the record date are entitled to one vote for each share of common stock of the Company then held. As of the record date, the Company had 2,318,315 shares of common stock issued and outstanding.

The Articles of Incorporation of the Company, as amended (the “Articles”), provide that, except upon the prior approval of two-thirds of the Board of Directors, in no event will any record owner of any outstanding shares of common stock that is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of common stock (the “Limit”) be entitled or permitted to any vote with respect to the shares held in excess of the Limit. Beneficial ownership is determined pursuant to the definition in the Articles and includes shares beneficially owned by the person or any of his, her or its affiliates or associates (as those terms are defined in the Articles), shares which the person or his or her affiliates or associates have the right to acquire upon the exercise of conversion rights or options, and shares as to which the person and his, her or its affiliates or associates have or share investment or voting power, but does not include shares beneficially owned by any employee stock ownership plan, including the ESOP, or similar plan of the Company or any subsidiary of the Company.

The presence either in person or by proxy of at least a majority of the outstanding shares of common stock entitled to vote (after subtracting any shares held in excess of the Limit) is necessary to constitute a quorum for the transaction of business at the Annual Meeting. With respect to any matter, any shares for which a broker indicates on a proxy that it does not have discretionary authority to vote on the matter (the “broker non-votes”) will be considered present for purposes of determining whether a quorum is present but will not be counted as shares present with respect to any matter on which the broker has expressly not voted. In the event there are not sufficient votes for a quorum or to approve any proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit the further solicitation of proxies.

As to the election of directors, as set forth in Proposal I, the proxy being provided by the Board of Directors enables a shareholder to vote for the election of the nominees proposed by the Board, or to withhold authority to vote for any or all of the nominees being proposed. Directors are elected by a plurality of votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote in the election of directors. As a result, the two nominees receiving the highest number of votes cast at the Annual Meeting will be elected, regardless of whether that number represents a majority of the votes cast.

As to the approval of the amendment to the Company’s 2000 Stock Option Plan, as set forth in Proposal II, the proxy being provided by the Board of Directors enables a shareholder to vote for, against or abstain with respect to approval of the amendment to the Company’s 2000 Stock Option Plan. The amendment to the Company’s 2000 Stock Option Plan must be approved by a majority of votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the amendment. Abstentions with respect to Proposal II will be counted for purposes of determining a quorum and, as a result, will have the same effect as a vote against such proposal.

Persons and groups owning in excess of 5% of the common stock are required to file with the Securities and Exchange Commission (the “SEC”) certain reports regarding their ownership pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The following table sets forth, as of March 15, 2005, persons or groups who own more than 5% of the common stock based on filings made by such persons or entities with the SEC. Due to certain rules promulgated by the SEC, more than one shareholder may be deemed to own the same shares of our common stock. Other than as noted below, management knows of no person or group that owns more than 5% of the outstanding shares of common stock at the record date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
First Financial Fund, Inc. Gateway Center Three 100 Mulberry Street, 9th Floor Newark, New Jersey 07102-7503	282,010	(1)	12.60%	(1)
Wellington Management Company, LLP 75 State Street Boston, Massachusetts 02109	282,010	(2)	12.60%	(2)
Banc Fund V L.P. and Banc Fund VI L.P. 208 S. LaSalle Street Chicago, IL 60604	210,478	(3)	9.40%	(3)
Heritage Bank Employee Stock Ownership Plan 101 North Main Street Jonesboro, Georgia 30236	152,370		6.80%
David B. Turner 101 North Main Street Jonesboro, Georgia 30236	157,347	(4)	6.80%	(4)

(1)	Based solely on a Schedule 13G/A filed by First Financial Fund, Inc. with the SEC on February 15, 2005. The amount shown includes 282,010 shares with respect to which First Financial Fund, Inc. shares dispositive power with Wellington Management Company, LLP. First Financial Fund, Inc. will not be entitled or permitted to vote with respect to the extent that the shares are in excess of the Limit on the record date, as described above.
(2)	Based solely on a Schedule 13G/A filed by Wellington Management Company, LLP with the SEC on February 14, 2005. In its capacity as investment advisor, Wellington Management Company, LLP shares dispositive power with First Financial Fund, Inc., a registered closed-end investment company. Wellington Management Company, LLP will not be entitled or permitted to vote with respect to the extent that the shares are in excess of the Limit on the record date, as described above.
(3)	Based solely on a Schedule 13G/A filed jointly by Banc Fund IV L.P., Banc Fund V L.P., and Banc Fund VI L.P. with the SEC on February 14, 2005, pursuant to which Banc Fund IV L.P. indicated that it had no beneficial ownership of any of the Company’s shares.
(4)	The amount shown includes 5,850 shares issuable upon the exercise of options that may be exercised within 60 days of March 15, 2005 (“Presently Exercisable Options”), 18,810 shares held indirectly through the ESOP, and 23,413 shares held indirectly through an individual retirement account. Also includes 5,488 shares held indirectly by Mr. Turner’s spouse, consisting of 1,125 shares issuable upon the exercise of Presently Exercisable Options, 3,471 shares held indirectly through the ESOP, and 892 shares held indirectly through an individual retirement account. The shares of common stock issuable upon exercise of Presently Exercisable Options are considered to be outstanding and to be beneficially owned by Mr. Turner for the purpose of computing the percentage ownership of Mr. Turner but are not treated as outstanding for the purpose of computing the percentage ownership of any other individual person.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of the common stock, to file reports of ownership and changes in ownership of the common stock, on Forms 3, 4, and 5, with the SEC and to provide copies of those Forms 3, 4, and 5 to the Company. Other than as set forth in the stock ownership table above, the Company is not aware of any beneficial owner, as defined under Section 16(a), of more than 10% of the common stock.

Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Form 5 (Annual Statement of Beneficial Ownership of Securities) was required, and except with respect to two late Form 4 filings made by Charles T. Segers on February 9, 2004 and December 16, 2004, the Company believes that all Section 16(a) filing requirements of the Exchange Act applicable to its officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended December 31, 2004.

PROPOSAL I—ELECTION OF DIRECTORS

The Articles require that the Board of Directors be divided into three classes, each of which contains approximately one-third of the members of the Board. The directors are elected by the shareholders of the Company for staggered three-year terms, or until their successors are elected and qualified. The term of one class of directors expires at each annual meeting of shareholders. The Board of Directors currently consists of seven members with two classes comprised of two directors and one class comprised of three directors. A director serves until his or her successor has been elected and qualified.

Charles S. Tucker, Jr. and David B. Turner have each been nominated by the Board of Directors to serve as a director of the Company for a three-year term to expire at the 2008 annual meeting of shareholders. Each of the nominees is currently a member of the Board of Directors and has a current term expiring at the Annual Meeting. If either of the nominees is unable to serve, the shares represented by all valid proxies will be voted for the other named nominee and for such substitute, if any, as the Board of Directors may recommend to replace such nominee. At this time, the Board of Directors knows of no reason why either of the nominees might be unavailable to serve.

The following table sets forth certain information with respect to the directors of the Company nominated for election at the Annual Meeting and the directors continuing in office. This table also sets forth information with respect to the other Named Executive Officers (as defined below) who are not directors of the Company. The table includes the following information with respect to each person: name; age; the expiration date of their current term as a director, if applicable; and the number and percentage of shares of the outstanding common stock that they beneficially owned as well as the number and percentage of shares beneficially owned by the directors and executive officers as a group, in each case as of March 15, 2005. Each director of the Company is also a director of the Bank. The Company was incorporated and became the holding company for the Bank in March 1995.

Name of Beneficial Owner	Age	Amount and Nature of Beneficial Owner (1)		Percent of Class
Board Nominees for Term to Expire in 2008
Charles S. Tucker, Jr.	79	31,266	(2)(3)	1.3%
David B. Turner	56	157,347	(4)	6.8%

Continuing Directors with Term Expiring in 2006
John T. Mitchell	64	96,208	(5)	4.1%
Edwin S. Kemp, Jr.	57	70,875	(3)(6)	3.0%

Continuing Directors with Term Expiring in 2007
Roy V. Hall	59	25,277	(7)	1.1%
John B. Lee, Jr.	77	33,431	(3)(8)	1.4%
Leonard A. Moreland	43	85,590	(9)	3.6%

Other Named Executive Officers Not Listed Above
John C. Bowdoin	55	31,615	(10)	1.4%
Mary Jo Rogers	44	24,996	(11)	1.1%
John L. Westervelt	49	17,565	(12)	*
All directors and executive officers as a group (12 persons)	N/A	663,308	(13)	26.1%

*	Indicates beneficial ownership of less than 1%.
(1)	For purposes of calculating the percentage beneficially owned, the number of shares of common stock deemed outstanding includes (i) 2,314,379 shares of common stock outstanding as of March 15, 2005, and (ii) shares of common stock issuable pursuant to Presently Exercisable Options held by the respective person or group. The shares of common stock issuable upon exercise of Presently Exercisable Options are considered to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other individual person.
(2)	Includes 18,900 shares of common stock that Mr. Tucker has the right to acquire through the exercise of Presently Exercisable Options. Also includes 1,100 shares held indirectly by Mr. Tucker’s spouse.
(3)	Excludes 152,370 shares of common stock held under the ESOP and 1,800 shares held under the Management Stock Bonus Plan (“MSBP”) for which Messrs. Lee, Kemp and Tucker serve as members of the Trustee Committee. Messrs. Lee, Kemp and Tucker disclaim beneficial ownership of these shares held in a fiduciary capacity. See “Director and Executive Officer Compensation – Stock Option and Other Compensation Plans – Employee Stock Ownership Plan” and “Directors and Executive Officer Compensation – Stock Option and Other Compensation Plans – Management Stock Bonus Plan.”
(4)	Includes 5,850 shares issuable upon the exercise of Presently Exercisable Options, 18,810 shares held indirectly through the ESOP, 23,413 shares held indirectly through an individual retirement account, and 5,488 shares held indirectly by Mr. Turner’s spouse, including 1,125 shares issuable upon the exercise of Presently Exercisable Options.
(5)	Includes 15,075 shares of common stock that Mr. Mitchell has the right to acquire through the exercise of Presently Exercisable Options, and 20,400 shares held indirectly through an individual retirement account.

(6)	Includes 18,900 shares of common stock that Mr. Kemp has the right to acquire through the exercise of Presently Exercisable Options, and 45,500 shares held indirectly through an individual retirement account.
(7)	Includes 13,950 shares of common stock that Mr. Hall has the right to acquire through the exercise of Presently Exercisable Options, 6,760 shares held indirectly through an individual retirement account, and 532 shares held indirectly through an individual retirement account held by Mr. Hall’s spouse.
(8)	Includes 18,900 shares of common stock that Mr. Lee has the right to acquire through the exercise of Presently Exercisable Options.
(9)	Includes 41,437 shares of common stock that Mr. Moreland has the right to acquire through the exercise of Presently Exercisable Options, 4,083 shares held indirectly through an individual retirement account, and 11,263 shares held indirectly through the ESOP.
(10)	Includes 14,962 shares of common stock that Mr. Bowdoin has the right to acquire through the exercise of Presently Exercisable Options, 1,471 shares held indirectly through an individual retirement account, 4,504 shares held indirectly through the ESOP, and 675 shares held indirectly through the MSBP.
(11)	Includes 11,437 shares of common stock that Ms. Rogers has the right to acquire through the exercise of Presently Exercisable Options, 940 shares held indirectly through an individual retirement account, and 4,926 shares held indirectly through the ESOP.
(12)	Includes 14,212 shares of common stock that Mr. Westervelt has the right to acquire through the exercise of Presently Exercisable Options, 2,107 shares held indirectly through an individual retirement account, 271 shares held indirectly through the ESOP, and 450 shares held indirectly through the MSBP.
(13)	Excludes 95,126 shares of common stock held under the ESOP and that are not allocated to the accounts of directors and executive officers and 1,800 shares held under the MSBP that are not allocated to the accounts of directors or executive officers. See “Director and Executive Officer Compensation – Stock Option and Other Compensation Plans – Employee Stock Ownership Plan” and “Directors and Executive Officer Compensation – Stock Option and Other Compensation Plans – Management Stock Bonus Plan.” Includes 224,276 shares of common stock that the members of the group have the right to acquire through the exercise of Presently Exercisable Options. All officers and directors may be contacted at the Company’s main office, located at 101 North Main Street, Jonesboro, Georgia 30236.

Biographical Information

Set forth below is certain information with respect to the directors, named executive officers, and certain other officers of the Company not listed above. All directors and Named Executive Officers (as defined below) have held their present positions for five years unless otherwise stated.

Directors

David B. Turner has been President, Chief Executive Officer and a director of the Company since its incorporation in March 1995. Mr. Turner has served as Vice Chairman and Chief Executive Officer of the Bank since January 1, 2001 and was President and Chief Executive Officer of the Bank from 1989 until January 1, 2001. He has been a director of the Bank since 1992 and an officer of the Bank since 1971, having held other positions with the Bank such as Assistant Vice President, Vice President, and Executive Vice President. Mr. Turner also is an advisory board member of Habitat for Humanity, a member of the Jonesboro Historical Committee, and a board member and past Chief Executive Officer of Historical Jonesboro/Clayton County, Inc. and a charter member of First Families of Clayton County.

Leonard A. Moreland has been Executive Vice President and Chief Administrative Officer of the Company since July 1996. He has been President of the Bank since January 1, 2001 and was Executive Vice President and Chief Administrative Officer of the Bank from July 1996 until January 1, 2001. Mr. Moreland has been a director of the Bank since August 1996 and a director of the Company since May 1999. Prior to joining the Bank, Mr. Moreland served as a senior vice president and chief financial officer of Southern Crescent Financial Corp and Southern Crescent Bank, Morrow, Georgia from 1991 until joining the Company in 1996. Mr. Moreland serves as a member of the Board of Trustees and President of Clayton State Athletics Association

Incorporated and as a director of the Good Shepard Clinic in Morrow, Georgia. Mr. Moreland also serves as an Advisory Board Member of the Clayton College and State University School of Business.

John B. Lee, Jr. has been a director of the Bank since 1975 and of the Company since its incorporation in March 1995 and currently serves as Chairman of the Board of Directors of both the Company and the Bank. Mr. Lee is employed as Public Relations Representative of Spartan Lincoln-Mercury, Inc., an automotive dealership in Morrow, Georgia. Mr. Lee also is an inspector for the Bank and a past director and president of the Clayton County Chamber of Commerce.

Roy V. Hall has been a director of the Bank since 1999 and of the Company since 2000. He is a certified public accountant and has been a principal and director in the accounting firm of Roy V. Hall, P.C. in Jonesboro, Georgia since 1981. In 1989, Mr. Hall was one of the organizers of Southern Crescent Bank and Southern Crescent Financial Corp and served as Chairman of the Board of both entities from their inception until the time of the merger of Southern Crescent Financial Corp and Eagle Bancshares, Inc., the holding company for Tucker Federal Bank, in 1996. Mr. Hall serves on the Board of Directors of the Macedonian Call Foundation, a non-profit organization serving Southern Baptist missionaries. Mr. Hall also is involved with Calvary Refuge Center, an emergency and transitional housing facility for the homeless. He has been an active member of First Baptist Church of Jonesboro since 1976, serving in various leadership capacities.

Edwin S. Kemp, Jr. has been a director of the Bank since 1988 and of the Company since its incorporation in March 1995 and has served as the Secretary of the Bank and the Company since February 2004. Mr. Kemp has had his own law practice in Jonesboro, Georgia since 1982 and has been counsel to the Bank since 1983. Mr. Kemp also is a past chairman of the Administrative Board of the Jonesboro First United Methodist Church. He also has served as an attorney for Habitat for Humanity and for Historical Jonesboro.

John T. Mitchell has been a director of the Bank since June 1997 and a director of the Company since May 1999. Mr. Mitchell has been the president and a principal of Adams-Mitchell Realty, Inc., Jonesboro, Georgia since 1984.

Charles S. Tucker, Jr. has been a director of the Bank since 1978 and a director of the Company since its incorporation in March 1995. Mr. Tucker also served as the Secretary and Treasurer of the Bank and the Company until February 2004. Mr. Tucker retired after 31 years of service as a county agent for the University of Georgia Cooperative Extension Service. Mr. Tucker is a member of the Henry County Chamber of Commerce, the Veterans of Foreign Wars, and the American Legion.

Named Executive Officers Who Do Not Serve as Directors

John C. Bowdoin has been an Executive Vice President of the Bank since 2003 and was Senior Vice President of the Bank from 1999 to 2003. Prior to joining the Bank, Mr. Bowdoin was an executive vice president with United Bank of Griffin, Griffin, Georgia from February 1997 to June 1999. Mr. Bowdoin serves on the board of the Fayette County Chamber of Commerce and on the board of the Fayette County Education Foundation.

Mary Jo Rogers has been employed as Senior Vice President and Chief Financial Officer of the Bank and the Company since February 1997. Prior to joining the Bank, Ms. Rogers was a vice president and auditor for the First National Bank in Griffin, Georgia from May 1988 until February 1997. Ms. Rogers has served as president of the Griffin Area Georgia Tech Alumni Club, a non-profit organization, since 1997.

John Westervelt has been an Executive Vice President of the Bank since 2003 and was Senior Vice President of the Bank from 2000 to 2003. Prior to joining the Bank, Mr. Westervelt worked for Gulf Coast Bank as vice president and manager of the Small Business Administration lending program from October 1995 until joining the Bank in November 2000. Mr. Westervelt has served as a contracted instructor with the Office of

Continuing Education at Clayton College and State University in Morrow Georgia since 1995, teaching courses in business credit and small business loan packaging. Mr. Westervelt also is a member of the Southlake Kiwanis Club and a board member of the Clayton County Water Authority.

Executive Officers Who Are Not Named Executive Officers

Charles T. Segers has been Executive Vice President of the Bank since 2003 and was a Senior Vice President of the Bank from 1999 to 2003. Prior to joining the Bank, Mr. Segers performed similar functions with First Citizens Bank in Riverdale, Georgia, between July 1997 and April 1999. Mr. Segers currently serves as the chairman of the finance committee of the Chamber of Commerce of Henry County and a member of the finance committee of the McDonough Presbyterian Church.

Edith W. Stevens has been employed by the Bank since 1978 and has served as Senior Vice President and the Chief Operations Officer of the Bank since 1984. Ms. Stevens serves as a member of the Program Advisory Committee of Applied Business Technology/Banking Option Program for Griffin Technological College.

Meetings of the Board of Directors

The Board of Directors of the Company conducts its business through meetings of the Board and through activities of its committees, including the Compensation Committee, Audit Committee, and Nominating Committee. During the fiscal year ended December 31, 2004, the Board of Directors held 10 regular meetings. No director attended fewer than 75% of the total meetings of the Board of Directors and the committees on which he served during 2004. It is the Company’s policy that the directors who are up for election at the Annual Meeting attend the Annual Meeting. All of the Company’s directors attended the 2004 Annual Meeting of Shareholders, including each nominee that was up for election.

The Board of Directors of the Bank conducts its business through meetings of the Board and through activities of its committees. During the fiscal year ended December 31, 2004, the Bank’s Board of Directors held 12 regular meetings. No director attended fewer than 75% of the total meetings of the Bank’s Board of Directors and the committees on which he served during 2004.

Compensation Committee

The Compensation Committee consists of Messrs. Lee (Chairman), Hall, Mitchell, and Tucker, each of whom is “independent” for purposes of The Nasdaq Stock Market listing standards for small business issuers. The Compensation Committee shall discharge the Board’s responsibilities with respect to compensation of the Company’s executive officers, including determination of certain compensation awards for senior executives. The Compensation Committee met two times during 2004. A copy of the Compensation Committee charter is available on the Company’s website at www.heritagebank.com.

Audit Committee

The Board of Directors has established an Audit Committee and has adopted a written charter setting out the audit related functions the committee is to perform. The Board of Directors and the Audit Committee has reviewed and reassessed the adequacy of the formal written charter and found that it meets all necessary requirements. A copy of the Audit Committee charter is available on the Company’s website at www.heritagebank.com.

Report of the Audit Committee

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.

As set forth in more detail in the Audit Committee charter, the Audit Committee’s primary responsibilities include:

•	Ensuring the adequacy of the Company’s internal controls and financial reporting process and the reliability of the Company’s financial statements;

•	Monitoring the independence and performance of the Company’s internal auditors and independent auditors; and

•	Monitoring the Company’s compliance with legal and regulatory requirements.

The Audit Committee recommends the selection of the Company’s and the Bank’s independent auditors to the Board of Directors and meets with the Company’s independent auditors to discuss the scope and to review the results of the annual audit.

The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Audit Committee’s charter. To carry out its responsibilities, the Audit Committee met three times during 2004. All of the directors who serve on the Audit Committee are “independent” for purposes of The Nasdaq Stock Market listing standards for small business issuers.

The Audit Committee has reviewed the Company’s financial statements and met with both management and Porter Keadle Moore, LLP, the Company’s independent auditors, to discuss those financial statements. Management has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee has received from and discussed with Porter Keadle Moore, LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence from the Company. The Audit Committee has also discussed with Porter Keadle Moore, LLP, any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Board of Directors approve inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-KSB for the fiscal year end December 31, 2004, for filing with the SEC.

Members of the Audit Committee

Roy V. Hall, Chairman and Financial Expert

John T. Mitchell

Charles S. Tucker, Jr.

Independent Auditors

The Company’s independent auditor for the fiscal year ended December 31, 2004 was Porter Keadle Moore, LLP. The Company has decided to retain Porter Keadle Moore, LLP as the Company’s internal auditor instead of its independent auditor going forward. The Company, through the Audit Committee, has engaged Thigpen, Jones, Seaton & Co., P.C. as its independent auditor for the fiscal year ended December 31, 2005.

A representative of Porter Keadle Moore, LLP, is expected to be present at the Annual Meeting to respond to shareholders’ questions and will have the opportunity to make a statement if he or she so desires.

Audit Fees

The aggregate fees billed by Porter Keadle Moore, LLP for professional services rendered for the audit of the Company’s annual financial statements included in the Company’s Annual Report on Form 10-KSB for the

fiscal year ended December 31, 2004, the review of the Company’s financial statements included in the Company’s Quarterly Reports on Form 10-QSB during the fiscal year ended December 31, 2004, and any other services that are normally provided in connection with statutory and regulatory filings or engagements for such fiscal year were approximately $66,320 (excluding expenses reimbursed by the Company).

The aggregate fees billed by Porter Keadle Moore, LLP for professional services rendered for the audit of the Company’s annual financial statements included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, the review of the Company’s financial statements included in the Company’s Quarterly Reports on Form 10-QSB during the fiscal year ended December 31, 2003, and any other services that are normally provided in connection with statutory and regulatory filings or engagements for such fiscal year were approximately $68,095 (excluding expenses reimbursed by the Company).

Audit-Related Fees

The aggregate fees billed by Porter Keadle Moore, LLP for professional services rendered for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements for the fiscal year ended December 31, 2004 and that are not included in the Audit Fees listed above were approximately $1,500. These “audit-related fees” were for services including management consulting services pertaining to tax and accounting consideration for Bank owned life insurance, deferred compensation and other miscellaneous consultations.

The aggregate fees billed by Porter Keadle Moore, LLP for professional services rendered for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements for the fiscal year ended December 31, 2003 and that are not included in the Audit Fees listed above were approximately $575.

Tax Fees

The aggregate fees billed by Porter Keadle Moore, LLP for professional services rendered for tax compliance, tax advice, and tax planning for the fiscal year ended December 31, 2004 were approximately $9,690. These “tax fees” were for services related to the preparation of Federal and state income tax returns, calculation of quarterly estimated tax payments and the calculation of bonus depreciation.

The aggregate fees billed by Porter Keadle Moore, LLP for professional services rendered for tax compliance, tax advice, and tax planning for the fiscal year ended December 31, 2003 were approximately $9,200.

All Other Fees

The aggregate fees billed by Porter Keadle Moore, LLP for products and professional services rendered other than as stated above under the captions “Audit Fees”, “Audit-Related Fees”, and “Tax Fees” above were approximately $7,500 in fiscal 2004. These “other fees” were for services related to network vulnerability assessment and other miscellaneous services. The Audit Committee considers the provision of these services to be compatible with maintaining the independence of Porter Keadle Moore, LLP.

The aggregate fees billed by Porter Keadle Moore, LLP for products and professional services rendered other than as stated above under the captions “Audit Fees”, “Audit-Related Fees”, and “Tax Fees” above were approximately $7,100 in fiscal 2003. These “other fees” were for services including tax compliance and consulting, information technology system review, and other miscellaneous services. The Audit Committee considers the provision of these services to be compatible with maintaining the independence of Porter Keadle Moore, LLP.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit related services, tax services and other services.

In 2004, the Audit Committee pre-approved 100% of all audit services performed by the independent auditors. There were no hours expended, billed or performed by any persons other than the full time, permanent employees of the independent auditors.

Nominating Committee and Nominations for Directors

The Board of Directors has established a nominating committee (“Nominating Committee”) that operates pursuant to a written charter adopted on February 18, 2004. The charter sets out the functions of the Nominating Committee, including but not limited to, reviewing candidates for director and making recommendations to the Board of Directors as to nominations for director. The Nominating Committee consists of John B. Lee, Jr. (Chairman), Roy V. Hall and John T. Mitchell. All of the directors who serve on the Nominating Committee are “Independent” for purposes of The Nasdaq Stock Market listing standards for small business issuers. During 2004, the Nominating Committee met once. A copy of the Nominating Committee charter is available on the Company’s website at www.heritagebank.com.

The Nominating Committee believes that candidates for director should have the following minimum qualifications:

•	Directors should be of the highest ethical character and share the values of the Company;

•	Directors should have reputations, both personal and professional, consistent with the image and reputation of the Company;

•	Directors should be highly accomplished in their respective field, with superior credentials and recognition;

•	Each director should have relevant expertise and experience, and be able to offer advice and guidance to the Chief Executive Officer based on that expertise and experience;

•	Effective no later than July 31, 2005, a majority of the Board of Directors should be “independent,” not only as that term may be legally defined, but also without the appearance of any conflict in serving as a director. In addition, directors should be independent of any particular constituency and be able to represent all shareholders of the Company;

•	Each director should have the ability to exercise sound business judgment; and

•	Directors should be selected with consideration of factors such as values and disciplines, ethical standards, age, diversity, background and skills, all in the context of the Board of Director’s view of its needs.

The Nominating Committee’s process for identifying and evaluating nominees is as follows:

•	Either the Chairman of the Board, the Chief Executive Officer, the Nominating Committee or any other members of the Board shall identify the need to add a new director with specific criteria or to fill a vacancy on the Board;

•	The Chairman of the Nominating Committee initiates a search, working with staff support and seeking input from Directors and senior management;

•	The Nominating Committee determines if the Nominating Committee members or other directors have relationships with preferred candidates and can initiate contacts; if necessary, the Nominating Committee can decide to use a search firm;

•	The Nominating Committee identifies the initial slate of candidates that will satisfy specific criteria and otherwise qualify for membership on the Board;

•	The Chairman of the Nominating Committee or the Chief Executive Officer and at least one member of the Nominating Committee interviews prospective candidate(s);

•	The full Board shall be informally informed of progress;

•	The Nominating Committee meets to consider and approve final candidate and conduct interviews as schedules permit; and

•	The Nominating Committee seeks full Board endorsement of recommended candidate.

In addition to the right of the Board of Directors to make nominations for the election of directors, any shareholder entitled to vote for the election of directors at a meeting called for the purpose of electing directors, if the shareholder is present at the meeting in person or by proxy, may recommend a nominee so long as such nominee is recommended in accordance with the procedural requirements set forth in the Articles and the Bylaws of the Company. The Nominating Committee will consider any such nominee so recommended and will use the same process for evaluating a nominee recommended by a shareholder as a nominee recommended by the Board of Directors or otherwise.

Advance notice of a proposed nomination by a shareholder must be received by the Chairman of the Nominating Committee (which notice may be sent to the Chairman in care of the Secretary of the Company) not less than 14 days nor more than 60 days prior to any meeting of the shareholders called for the election of directors. Each notice must set forth (1) the name, age, business address, and, if known, residence address of each nominee proposed in the notice, (2) the principal occupation or employment of each nominee, and (3) the number of shares of common stock that are beneficially owned by each nominee. The shareholder making a nomination must also provide any other information reasonably requested by the Company. If the Chairman of the Annual Meeting, in his or her discretion, determines that a nomination was not made in accordance with the foregoing procedures, then that determination will be announced at the Annual Meeting, and the defective nomination will be disregarded. However, please see “Shareholder Proposals” below for additional information relating to discretionary authority for voting on a shareholder proposal and inclusion of a shareholder proposal in the Company’s proxy materials.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

Director Compensation

Each director of the Bank receives $350 per month. Each director of the Company receives $500 per month. Each director of the Bank and of the Company receives $150 and the Chairman receives $400 for attendance at any meeting of the full Board of Directors. Each director receives $150 and the respective Chairman receives $175 for attendance at any committee meeting. However, directors who are executive officers of either the Bank or the Company are not compensated for their services on any committee. Director fees paid by the Bank in 2004 totaled $100,375. This was paid to directors for their service on the Board of Directors, the Bank’s Board of Directors, and all committees during the fiscal year ended December 31, 2004.

Executive Officer Compensation

Summary Compensation Table. The following table presents the total compensation for the three years ended December 31, 2004, for the Company’s President and Chief Executive Officer and four other most highly compensated executive officers who were serving as executive officers on December 31, 2004 and whose salary and bonus exceeded $100,000 (collectively, the “Named Executive Officers”). All amounts include aggregate compensation paid by the Company and the Bank.

		Annual Compensation			Long Term Compensation
					Awards	Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($) (1)	Securities Underlying Options (#)	All Other Compensation ($)
David B. Turner President and Chief Executive Officer	2004 2003 2002	$168,000 150,000 131,250	$52,500 30,319 6,644	$29,448 25,704 25,554	900 900 900	$63,547 78,109 27,415	(2) (2) (2)

Leonard A. Moreland Executive Vice President and Chief Administrative Officer	2004 2003 2002	$168,000 150,000 122,500	$52,500 28,298 3,119	$25,540 23,325 23,389	900 900 900	$24,479 25,155 22,733	(3) (3) (3)

John C. Bowdoin Senior Vice President	2004 2003 2002	$108,000 100,246 99,000	$17,850 18,108 1,188	$6,679 3,992 3,980	1,125 900 1,012	$30,425 14,808 13,967	(4) (4) (4)

John L. Westervelt Senior Vice President	2004 2003 2002	$105,000 95,000 79,808	$31,754 26,983 2,150	$6,640 3,965 3,907	900 1,012 2,400	$17,846 17,047 16,373	(5) (5) (5)

Mary Jo Rogers Senior Vice President and Chief Financial Officer	2004 2003 2002	$90,000 81,000 65,000	$28,350 15,015 3,291	$1,306 598 517	900 900 1,125	$12,372 12,258 12,895	(6) (6) (6)

(1)	All amounts shown include a car allowance, life and disability insurance and country club dues (in certain cases), the values of which do not individually exceed 25% of the total perquisites and other personal benefits for any of the Named Executive Officers. For Mr. Turner, the amount includes director’s fees of $10,200 in each of the last three fiscal years and $12,239, $9,554, and $9,650 of premiums paid by the Bank for family health insurance for 2004, 2003, and 2002, respectively. For Mr. Moreland, the amount includes $10,200 of director’s fees in each of the last three fiscal years and $9,902, $8,424, and $8,520 of premiums paid by the Bank for family health insurance for 2004, 2003, and 2002, respectively.
(2)	For Mr. Turner, the amount includes $7,800, $7,500, and $7,100 of Company matching contributions under the Company’s 401(k) Profit Sharing Plan for the fiscal years ended December 31, 2004, 2003, and 2002, respectively. Also, includes an allocation of 92, 87, and 250 shares of common stock under the ESOP during the Company’s fiscal years ended December 31, 2004, 2003, and 2002, respectively. These shares had a value of $1,826, $1,330, and $2,856 at December 31, 2004, 2003, and 2002, respectively (calculated by multiplying the aggregate number of shares allocated under the ESOP by the common stock’s closing price as of the last day of the respective fiscal year). This amount also includes Heritage Bank Executive Supplemental Retirement Plan (the “Executive Plan”) contributions for 2004, 2003 and 2002 of $53,497, $69,302, and $17,459, respectively.
(3)	For Mr. Moreland, the amount includes $8,967, $7,500, and $6,364 of Company matching contributions under the Company’s 401(k) Profit Sharing Plan in 2004, 2003, and 2002, respectively. Also, includes an allocation of 92, 87, and 236 shares of common stock under the ESOP in 2004, 2003, and 2002, respectively. These shares had a value of $1,826, $1,330, and $2,685 at December 31, 2004, 2003, and 2002, respectively (calculated by multiplying the aggregate number of shares allocated under the ESOP by the common stock’s closing price as of the last day of the respective fiscal year). This amount also includes Executive Plan contributions for 2004, 2003, and 2002 of $13,470, $16,325, and $13,684, respectively.
(4)

For Mr. Bowdoin, the amount includes an allocation of 59, 57, and 197 shares of common stock under the ESOP during the Company’s fiscal years ended December 31, 2004, 2003 and 2002, respectively. These shares had a value of $1,172, $871, and $2,240 at December 31, 2004, 2003 and 2002, respectively (calculated by multiplying the aggregate number of shares allocated under the ESOP by the common stock’s closing price as of the last day of the respective fiscal year). This amount also includes Executive Plan contributions for 2004, 2003, and 2002 of $28,962, $13,937, and $11,727, respectively.
(5)	For Mr. Westervelt, the amount includes $5,480, $4,965, and $4,560 of Company matching contributions under the Company’s 401(k) Profit Sharing Plan in 2004, 2003, and 2002, respectively. Also, includes an allocation of 57, 60, and 162 shares of common stock under the ESOP during the Company’s fiscal years ended December 31, 2004, 2003, and 2002, respectively. These shares had a value of $1,131, $894, and $1,847 at December 31, 2004, 2003 and 2002, respectively (calculated by multiplying the aggregate number of shares allocated under the ESOP by the common stock’s closing price as of the last day of the respective fiscal year). This amount also includes Executive Plan contributions for 2004, 2003, and 2002 of $10,905, $11,188, and $9,966, respectively.
(6)	For Ms. Rogers, the amount includes $4,543, $4,080, and $5,640 of Company matching contributions under the Company’s 401(k) Profit Sharing Plan in 2004, 2003, and 2002, respectively. Also, includes an allocation of 49, 29, and 82 shares of common stock under the ESOP during the Company’s fiscal years ended December 31, 2004, 2003, and 2002, respectively. These shares had a value of $973, $657, and $935 at December 31, 2004, 2003, and 2002, respectively (calculated by multiplying the aggregate number of shares allocated under the ESOP by the common stock’s closing price as of the last day of the respective fiscal year). This amount also includes Executive Plan contributions for 2004, 2003, and 2002 of $6,748, $8,076, and $7,160, respectively.

Option Grants in Last Fiscal Year. The following table sets forth all individual grants of stock options during the year ended December 31, 2004, to each of the Named Executive Officers.

Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date
David B. Turner	900	2.7%	$19.85	12/31/2014
Leonard A. Moreland	900	2.7%	$19.85	12/31/2014
John C. Bowdoin	1,125	3.4%	$19.85	12/31/2014
Mary Jo Rogers	900	2.7%	$19.85	12/31/2014
John L. Westervelt	900	2.7%	$19.85	12/31/2014

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values. The following table summarizes the number of shares and value realized by each of the Named Executive Officers upon the exercise of options during 2004 and the value of the outstanding options held by the Named Executive Officers at December 31, 2004.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)			Value of Unexercised In-the- Money Options at Fiscal Year-End ($) (1)
			Exercisable		Unexercisable	Exercisable	Unexercisable
David B. Turner	—	—	87,975	(2)	900	$1,315,788	—
Leonard A. Moreland	7,500	$87,300	37,882		4,455	$534,776	$48,064
John C. Bowdoin	—	—	14,962		1,125	$171,360	—
Mary Jo Rogers	3,750	$28,200	10,672		1,665	$121,486	$10,343
John L. Westervelt	—	—	11,962		5,400	$151,741	$69,210

(1)	Based on the difference between the exercise price and $19.85, the average of the bid and ask price of common stock on December 31, 2004.
(2)	Includes 1,125 options held by Mr. Turner’s spouse.

Employment and Other Agreements

Employment Agreements. The Bank has entered into employment agreements with each of David B. Turner, its Vice Chairman and Chief Executive Officer, and Leonard A. Moreland, its President and Chief Administrative Officer. The employment agreements are for terms of 36 months with a base salary of $170,000 for Mr. Turner and $170,000 for Mr. Moreland. Each agreement expires on January 1, 2008. Each agreement may be terminated by the Bank for “just cause” as defined in the agreement. If the Bank terminates the officer without just cause, he will be entitled to a continuation of salary from the date of termination through the remaining term of the agreement including any renewal term. Each employment agreement contains a provision stating that in the event of termination of employment in connection with, or within 12 months after, any change in control (as defined in each agreement) of the Bank or the Company, the officer shall be paid an amount equal to 2.99 times his average annual taxable compensation paid during the five years prior to the change in control. Such sum shall be paid, at the option of the officer, either in one lump sum which shall be discounted based on the “prime rate” as published in the Wall Street Journal Eastern Edition, or in equal periodic payments over the next 36 months or the remaining term of the agreement, whichever is less. If that event had occurred at December 31, 2004, the lump sum payments would have equaled approximately $475,224 for Mr. Turner and $449,861 for Mr. Moreland. The aggregate payments that would be made would be an expense to the Bank and reduce net income and capital by those amounts. The term of each agreement shall be extended annually for up to an additional one-year period beyond the then effective expiration date upon a determination and resolution of the Board of Directors that the performance of either Mr. Turner or Mr. Moreland has met the requirements and standards of the Board of Directors.

Executive Supplemental Retirement Plan. The Bank has established the Heritage Bank Executive Supplemental Retirement Plan pursuant to which each of the Named Executive Officers has entered into an Executive Supplemental Retirement Plan Executive Agreement and a Life Insurance Endorsement Method Split Dollar Plan Agreement. In order to help fund and/or offset the amounts payable by the Bank under the Executive Plan, the Bank purchased split dollar life insurance policies on the life of certain of the participants pursuant to which the Bank paid a one-time premium. Although the Executive Plan does not require the Company or the Bank to set aside any assets in order to fund the obligations arising thereunder, the Company has utilized these split dollar life insurance policies as the primary funding source. The Executive Plan provides participants with an indexed retirement benefit and a deferral benefit. The indexed retirement benefits for each calendar year are aggregated to produce an indexed retirement benefit of the participant, which is paid to the participant upon attainment of age 60, upon disability or upon a termination of employment; provided, however, no indexed retirement benefit is paid to a participant if his employment is terminated by the Bank prior to his completion of five years of service with the Bank, or if his employment is terminated for “cause.” Indexed retirement benefits are generally paid in equal annual installments over ten years. However, payments may be made after such ten-year period to the extent of any balance then remaining in the participant’s account. For a participant who remains an employee of the Bank until age 60, indexed retirement benefits will continue to accrue and be paid each year following the attainment of age 60 or until his death. In the event of the death of a participant, indexed retirement benefits are paid in a single lump sum to the beneficiary selected by the participant.

Generally, the deferral benefit of a participant for each calendar year is equal to amounts deferred under the Executive Plan. Under the Executive Plan, a participant may elect to defer up to 100% of his or her salary for a period of up to five years (although the Board of Directors may further extend the participant’s deferral period). Amounts deferred by a participant are credited with interest at a rate of 150% of the one-year Treasury bill each year, but in no event less than 6% per year. Generally, a participant’s deferral benefit is paid at the same time and in the same manner of the participant’s indexed retirement benefit. No participant has elected to defer amounts under the Executive Plan.

In addition to indexed retirement benefits and deferral benefits, an additional death benefit may be payable to a participant’s designated beneficiary equal to all or a part of the death benefit provided under life insurance contracts with respect to that participant if the participant has been employed with the Bank for five years prior to his or her death.

Upon a change of control of the Bank, Executive Plan participants are deemed to continue to work with the Bank until age 60 if they voluntarily quit or are terminated without “cause.”

Estimated annual benefits payable upon retirement at age 60 when expressed as an annual payment for twenty years for each of the Named Executive Officers is shown below:

Executive Participant	Estimated Amount Allocated to Participant’s Account in 2004 (1)	Estimated Annual Payments Payable After Normal Retirement Age (2)
David B. Turner	$53,497	$80,000
Leonard A. Moreland	$13,470	$85,000
John C. Bowdoin	$28,962	$24,000
Mary Jo Rogers	$6,748	$43,000
John L. Westervelt	$10,905	$32,000

(1)	Based on the estimated performance of the applicable life insurance policy in 2005.
(2)	Assumes the participant’s continuous employment with the Bank until the participant reaches age 60, the normal retirement age. The information is estimated based on (a) the number of years until the participant attains the age of 60, (b) the historical and assumed future performance of the applicable life insurance policy, (c) an assumed one-year Treasury bill rate, and (d) a marginal tax rate for the Bank of 38%. The actual retirement benefit will be dependent on the actual performance of the applicable life insurance policy as well as the actual Treasury bill rates and marginal tax rates during the period prior to the participant attaining age 60.

Change in Control Severance Agreements. The Bank also has change in control severance agreements with three of the Named Executive Officers: John C. Bowdoin, Mary Jo Rogers and John L. Westervelt. The agreements provide severance benefits equal to 100% of the taxable compensation plus certain medical and dental benefits paid to the officer by the Bank for the 12-month period prior to termination in the event of an involuntary or constructive termination, absent “just cause” as defined in each agreement, in connection with, or within 12 months after, a change in control of the Bank or the Company. Such sum shall be paid, at the option of the officer, either in one lump sum which shall be discounted to the “prime rate” as published in the Wall Street Journal Eastern Edition minus 100 basis points, or in equal periodic payments over the next 12 months. An officer is considered to be constructively terminated in the event that after a change in control: (i) the officer would be required to move more than 35 miles from the primary office location of the officer; (ii) the Bank or Company fails to maintain the officer’s base compensation and employee benefit plans, except where reduction in benefits does not disproportionately adversely impact the officer; (iii) the officer is assigned duties and responsibilities other than those normally associated with the officer’s position, as indicated in each agreement; or (iv) the officer’s responsibilities or authority has been materially diminished or reduced. In addition, the agreements all contain certain restrictive covenants, including non-competition and non-solicitation provisions. If a change in control of the Bank had occurred at December 31, 2004 and Messrs. Bowdoin and Westervelt and Ms. Rogers had each been terminated, the amounts payable under those three agreements, assuming all chose the discounted lump sum option, would have been approximately $126,511, $136,988, and $114,294, respectively, for an aggregate total amount payable of $377,793.

Stock Option and Other Compensation Plans

Employee Stock Ownership Plan. The Bank has established an employee stock ownership plan. The ESOP borrowed funds through a loan from the Company, which has now been repaid, and acquired shares of the common stock in July 1995.

A committee consisting of Edwin S. Kemp, Jr., John B. Lee, Jr. and Charles S. Tucker, Jr., all non-employee directors (the “ESOP Committee”) administers the ESOP and serves as the ESOP’s trustees (the “ESOP Trustees”). The Board of Directors or the ESOP Committee may instruct the ESOP Trustees regarding investments of funds contributed to the ESOP. The ESOP Trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Unallocated shares and allocated shares for which no timely direction is received will be voted by the ESOP Trustees as directed by the Board of

Directors or the ESOP Committee, subject to the ESOP Trustees’ fiduciary duties. The ESOP held 152,370 allocated shares after the vesting and no unallocated shares, in each case, on December 31, 2004.

1995 Stock Option Plan. The Company’s Board of Directors adopted the CCF Holding Company 1995 Stock Option Plan, which was approved by shareholders of the Company at the annual meeting of shareholders held on January 23, 1996. Pursuant to the 1995 Stock Option Plan, 324,045 shares of common stock (as adjusted for two stock dividends and two three-for-two stock splits) were reserved for issuance by the Company upon exercise of stock options granted or to be granted to officers, directors, and employees of the Company and its subsidiaries from time to time, all of which have been allocated or retired as of March 15, 2005.

2000 Stock Option Plan. The Company’s Board of Directors adopted the CCF Holding Company 2000 Stock Option Plan, which was approved by shareholders of the Company at the annual meeting of shareholders held on April 17, 2000. Pursuant to the 2000 Stock Option Plan, 180,000 shares of common stock (as adjusted for two three-for-two stock splits) were reserved for issuance by the Company upon exercise of stock options granted or to be granted to officers, directors, and employees of the Company and its subsidiaries from time to time. In addition to annual employee awards, each outside director has been annually awarded options for 675 shares of common stock (as adjusted for two three-for-two stock splits) under the 2000 Stock Option Plan that can be exercised after a six-month vesting period.

Management Stock Bonus Plan. The Company’s Board of Directors adopted the CCF Holding Company Management Stock Bonus Plan, which was approved by shareholders of the Company at the annual meeting of shareholders held on January 23, 1996. Pursuant to the MSBP, certain directors, officers, and key employees were granted shares of restricted stock from time to time. Restricted stock awarded under this plan vest at a rate of 20% per year beginning on the anniversary date of the grant.

Code of Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics that is applicable to all of our officers and employees. We have posted the Code of Business Conduct and Ethics in the Investment Services section of the Company’s website at www.heritagebank.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Bank’s directors and officers, their immediate family members and certain companies and other entities associated with them have been customers of and have had banking transactions with the Bank and are expected to continue those relationships. All extensions of credit made by the Bank to these individuals, companies, and entities (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (c) did not involve more than a normal risk of collectibility or present other unfavorable features.

Edwin S. Kemp, Jr. serves as general counsel to the Bank and often represents the Bank as a closing attorney in connection with real estate loans. All of Mr. Kemp’s fees for serving as closing attorney for real estate loans are paid to Mr. Kemp by the Bank’s borrowers and not directly by the Bank. Additionally, the Bank pays to Mr. Kemp a monthly retainer for his services as general counsel in an amount equal to $30,000 annually.

Election of each of the nominated directors requires the approval of a plurality of the votes cast by the shareholders of the Company at the Annual Meeting. The Board of Directors recommends that shareholders vote “FOR” the election of each of the individuals named herein as nominees for directors of the Company.

PROPOSAL II—APPROVAL OF AMENDMENT TO THE

COMPANY’S 2000 STOCK OPTION PLAN

On March 16, 2005, the Board of Directors approved an amendment to Section 3 of the Company’s 2000 Stock Option Plan (the “2000 Stock Option Plan”) in order to comply with new final regulations issued under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), that require that a stock option plan issuing incentive stock options must provide a specific maximum number of incentive stock options that may be issued under the plan. To that end, the amendment allows the 2000 Stock Option Plan to issue up to 180,000 Shares (the same as the total number of Shares authorized under the 2000 Stock Option Plan) pursuant to the exercise of incentive stock options. In addition, the amendment provides that no person may be granted more than an aggregate number of Shares in excess of 45,000 in any calendar year.

It is important to note that the amendment does not increase the number of shares authorized under the 2000 Stock Option Plan but does adjust the number of Shares available under the Plan to 180,000 Shares in order to reflect the three-for-two stock split payable in the form of a stock dividend on July 15, 2004, to shareholders of record on July 1, 2004 and the three-for-two stock split payable in the form of a stock dividend on December 19, 2002, to shareholders of record on December 4, 2002.

In the event the shareholders do not approve the amendment to the 2000 Stock Option Plan, each option issued under the 2000 Stock Option Plan after the Annual Meeting will become a non-qualified stock option for purposes of the Internal Revenue Code. The proposed amendment to the 2000 Stock Option Plan also provides that all 180,000 shares of common stock reserved for issuance under the plan may be issued as incentive stock options. The text of the proposed amendment to 2000 Stock Option Plan is set forth in Annex A to this Proxy Statement.

Description of the 2000 Stock Option Plan. The 2000 Stock Option Plan provides for the grant of two types of awards to officers, directors, key employees and other persons providing services to the Company, or any present or future parent or subsidiary of the Company to promote the success of the business:

•	incentive stock options (if the proposed amendment to the 2000 Stock Option Plan is approved by the shareholders within 12 months of adoption by the Board of Directors); and

•	non-qualified stock options.

Federal Income Tax Consequences

Incentive Stock Options. An option holder has no tax consequences upon issuance or, generally, upon exercise of an incentive stock option (“ISO”). However, the excess of the fair market value of the shares transferred upon the exercise of an ISO over the exercise price for such shares generally will constitute an item of alternative minimum tax adjustment to the option holder for the year in which the option is exercised, and thus may increase the federal income tax liability of the option holder as a result of the exercise of an ISO under the alternative minimum tax rules of the Internal Revenue Code. An option holder will recognize income when he sells or exchanges the shares acquired upon exercise of an ISO. This income will be taxed at the applicable capital gains rate if the sale or exchange occurs after the expiration of the requisite holding periods. Generally, the requisite holding periods expire two years after the date of grant of the ISO and one year after the date of acquisition of the common stock pursuant to the exercise of the ISO.

If an option holder disposes of the common stock acquired pursuant to exercise of an ISO before the expiration of the requisite holding periods, the option holder will recognize ordinary income in an amount equal to the difference between the option price and the lesser of (i) the fair market value of the shares on the date of exercise and (ii) the price at which the shares are sold. However, if the option holder is subject to suit under

Section 16(b) of the Securities Exchange Act of 1934 (the short swing profits rule), the option holder will recognize ordinary income in an amount equal to the difference between the option price and the lesser of (i) the fair market value of the shares as of a later date (such later date being the earlier of (1) the expiration of 6 months from the date of exercise, or (2) the first day on which the disposition of such property would not subject such option holder to suit under Section 16(b) of the Securities Exchange Act of 1934, unless the option holder makes a timely Internal Revenue Code §83(b) election in which event the fair market value of the shares will be determined on the date of exercise) and (ii) the price at which the shares are sold. This amount will be taxed at ordinary income rates. If the sale price of the shares is greater than the fair market value on the date of exercise, the difference will be recognized as gain by the option holder and taxed at the applicable capital gains rate. If the sale price of the shares is less than the option price, the option holder will recognize a capital loss equal to the excess of the option price over the sale price. Such capital gain or loss will be treated as long-term or short-term capital gain or loss depending upon whether the holding period applicable to the long-term capital assets has been satisfied.

For these purposes, the use of shares acquired upon exercise of an ISO to pay the option price of another option (whether or not it is an ISO) will be considered a disposition of the shares. If this disposition occurs before the expiration of the requisite holding periods, the option holder will have the same tax consequences as are described above in the preceding paragraph. If the option holder transfers any such shares after holding them for the requisite holding periods or transfers shares acquired pursuant to exercise of a nonqualified stock option (“NQSO”) or on the open market, he generally will not recognize any income upon the exercise. Whether or not the transferred shares were acquired pursuant to an ISO and regardless of how long the option holder has held such shares, the basis of the new shares received pursuant to the exercise will be computed in two steps. In the first step, a number of new shares equal to the number of older shares tendered (in payment of the option’s exercise) is considered exchanged under Internal Revenue Code §1036 and the rulings thereunder. Accordingly, these new shares receive the same holding period and the same basis the option holder had in the old tendered shares, if any, plus the amount included in income from the deemed sale of the old shares and the amount of cash or other nonstock consideration paid for the new shares, if any. In the second step, the number of new shares received by the option holder in excess of the old tendered shares receives a basis of zero, and the option holder’s holding period with respect to such shares commences upon exercise.

An option holder may have tax consequences upon exercise of an ISO if the aggregate fair market value of shares of the common stock subject to ISO’s which first become exercisable by an option holder in any one calendar year exceeds $100,000. If this occurs, the excess shares will be treated as though they are subject to a NQSO instead of an ISO. Upon exercise of an option with respect to these shares, the option holder will have the tax consequences described below with respect to the exercise of NQSO’s.

There will be no tax consequences to the Company upon issuance or, generally, upon exercise of an ISO. However, to the extent that an option holder recognizes ordinary income upon exercise, as described above, the Company generally will have a deduction in the same amount, provided the Company satisfies applicable federal income tax reporting requirements or the option holder actually reports such income on his or her federal income tax return.

Nonqualified Stock Options. Neither the Company nor the option holder has income tax consequences from the issuance of NQSO’s. Generally, in the tax year when an option holder exercises NQSO’s, the option holder recognizes ordinary income in the amount by which the fair market value of the shares at the time of exercise exceeds the option price for such shares. However, if the option holder is subject to suit under Section 16(b) of the Securities Exchange Act of 1934 (the short swing profits rule), the option holder recognizes ordinary income in the amount by which the fair market value of the shares determined as of a later date exceeds the option price for such shares, with such later date being the earlier of (i) the expiration of six months from the date of exercise, or (ii) the first day on which the disposition of such property would not subject such option holder to suit under Section 16(b) of the Securities Exchange Act of 1934, unless the option holder makes a timely Internal Revenue Code §83(b) election, in which event the fair market value of the shares will be determined on the date of exercise. The Company generally will be entitled to a deduction in the same amount as the ordinary income recognized by the option holder in the Company’s tax year during which the option holder recognizes ordinary income, provided the Company satisfies applicable federal income tax reporting requirements or the option holder actually reports such income on his or her federal income tax return.

NQSO’s issued under the 2000 Stock Option Plan must have an exercise price which is not less than the fair market value of the stock subject to the NQSO option. Therefore, a NQSO issued under the 2000 Stock Option Plan generally would not be a “nonqualified deferred compensation plan” subject to taxation under Internal Revenue Code §409A absent some additional deferral feature.

Depending upon the period shares of common stock are held after exercise, the sale or other taxable disposition of the shares acquired through the exercise of a NQSO generally will result in a short-term or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such shares when the NQSO was exercised (or if the option holder was subject to Section 16(b) of the Securities Exchange Act of 1934 and did not make a timely Internal Revenue Code §83(b) election, the fair market value on the delayed determination date, if applicable).

Special rules apply to an employee who exercises a NQSO by paying the exercise price, in whole or in part, by the transfer of shares of common stock to the Company. If an option holder exercises a NQSO by paying the option price with previously acquired common stock, the option holder will generally recognize income (relative to the new shares he is receiving) in two steps. In the first step, a number of new shares equivalent to the number of older shares tendered (in payment of the NQSO exercised) is considered to have been exchanged in accordance with Internal Revenue Code §1036 and the rulings thereunder. Accordingly, no gain or loss is recognized upon the exchange, and the new shares received in the exchange obtain the same holding period and the same basis the option holder had in the old tendered shares. In the second step, with respect to the number of new shares acquired in excess of the number of old shares tendered, the option holder will recognize income on those new shares equal to their fair market value less any nonstock consideration tendered.

The excess new shares received will obtain a basis equal to the amount of income recognized by the option holder by exercise, increased by any nonstock consideration tendered. Their holding period for the excess new shares commences upon the exercise of the option.

Limitation on Company Deductions. Notwithstanding the preceding provisions, no federal income tax deduction is allowed for compensation paid to a “covered employee” in any taxable year of the Company beginning on or after January 1, 1994, to the extent that such compensation exceeds $1,000,000. For this purpose, “covered employees” are generally the chief executive officer of the Company and the four highest compensated officers of the Company, and the term “compensation” generally includes amounts includable in gross income as a result of the exercise of stock options or stock appreciation rights, or the receipt of restricted stock. This deduction limitation does not apply to compensation that is commission based compensation, performance based compensation, compensation which would not be includable in an employee’s gross income, and compensation payable under a written binding contract in existence on February 17, 1993, and not materially modified thereafter.

Regulations indicate that compensation attributable to a stock option or a stock appreciation right generally will satisfy the limitation exception for performance based compensation if the grant or award is made by a “compensation committee” (a committee composed of “outside” directors), the plan under which the option or right is granted states the maximum number of shares with respect to which the options or rights may be granted during a specified period to any employee, and, under the terms of the option or right, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of the grant or award.

ERISA. The 2000 Stock Option Plan is not intended to be an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), as it does not provide either welfare benefits or a deferral of income for periods extending to the termination of employment or retirement.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS UNDER THE 2000 STOCK OPTION PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE EMPLOYEE’S OR CONSULTANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

The amendment to the 2000 Stock Option Plan will be fully adopted upon receiving the affirmative vote of holders of a majority of the shares present or represented by proxy at the Annual Meeting. The Board has determined that the approval of the amendment to the 2000 Stock Option Plan is in the best interest of the Company and its shareholders and recommends that shareholders vote “FOR” the approval of the amendment to the 2000 Stock Option Plan.

MISCELLANEOUS

The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock.

The Company’s Annual Report to Shareholders for the year ended December 31, 2004, including financial statements, will be mailed to all shareholders of record as of the close of business on the record date for the Annual Meeting. Any shareholder who has not received a copy of the Annual Report may obtain a copy by writing to the Secretary of the Company. The Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

The Board of Directors provides that a shareholder may send written communications to the Board or any of the individual directors by addressing such written communication to the Secretary, CCF Holding Company, 101 North Main Street, Jonesboro, Georgia 30236. All communications will be compiled by the Secretary of the Company and submitted to the Board or the individual directors on a periodic basis.

SHAREHOLDER PROPOSALS

The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the persons named in the accompanying proxy. If the Company did not have notice of a matter by December 12, 2004, it is expected that the persons named in the accompanying proxy will exercise discretionary authority when voting on that matter.

In order to be eligible for inclusion in the Company’s proxy materials for next year’s annual meeting of shareholders, any shareholder proposal to take action at that meeting must be received at the Company’s executive offices at 101 North Main Street, Jonesboro, Georgia 30236, no later than December 9, 2005.

In the event the Company receives notice of a shareholder proposal to take action at next year’s annual meeting of shareholders that is not submitted for inclusion in the Company’s proxy material, or is submitted for inclusion but is properly excluded from the proxy material, the persons named in the proxy sent by the Company to its shareholders may exercise their discretion to vote on the shareholder proposal in accordance with their best judgment if notice of the proposal is not received at the Company’s executive offices by March 4, 2006.

FORM 10-KSB

A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004, WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS AS OF THE RECORD DATE FOR THE ANNUAL MEETING UPON WRITTEN REQUEST TO THE SECRETARY, CCF HOLDING COMPANY, 101 NORTH MAIN STREET, JONESBORO, GEORGIA 30236.

BY ORDER OF THE BOARD OF DIRECTORS

Edwin S. Kemp, Jr
Secretary

Jonesboro, Georgia

April 18, 2005

ANNEX A

FIRST AMENDMENT

TO THE

CCF HOLDING COMPANY 2000 STOCK OPTION PLAN

I.

Section 3 of the CCF Holding Company 2000 Stock Option Plan is amended to read as follows effective as of March 16, 2005:

3. Shares Subject to the Plan. Except as otherwise required by the provisions of Section 12 hereof, the aggregate number of Shares with respect to which Awards may be made pursuant to the Plan shall not exceed 180,000 Shares.1 The total number of Shares that may be issued pursuant to the exercise of incentive stock options under this Plan shall not exceed 180,000 Shares. Such Shares may either be from authorized but unissued shares or shares purchased in the market for Plan purposes. If an Award shall expire, become unexercisable, or be forfeited for any reason prior to its exercise, new Awards may be granted under the Plan with respect to the number of Shares as to which such expiration has occurred. Notwithstanding anything herein to the contrary, no Participant may be granted an Award covering an aggregate number of Shares in excess of 45,000 in any calendar year, and any Shares subject to an Award which again become available for use under this Plan after the cancellation, expiration or exchange of such Award thereafter shall continue to be counted in applying this calendar year Participant limitation.

II.

All other provisions of the Plan not inconsistent herewith are hereby confirmed and ratified.

1 Pursuant to this amendment, the number of Shares available under the Plan has been adjusted to 180,000 Shares in order to reflect the three-for-two stock split payable in the form of a stock dividend on July 15, 2004, to shareholders of record on July 1, 2004 and the three-for-two stock split payable in the form of a stock dividend on December 19, 2002, to shareholders of record on December 4, 2002.

CCF HOLDING COMPANY

ANNUAL MEETING OF SHAREHOLDERS

May 19, 2005

The undersigned hereby appoints David B. Turner and Leonard A. Moreland, and each of them or their designees, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders (“Annual Meeting”), to be held at the Heritage Bank branch office located at 440 N. Jeff Davis Drive, Fayetteville, Georgia 30214, on Thursday, May 19, 2005, at 9:00 a.m. or at any and all adjournments or postponements thereof, in the following manner:

		FOR ALL NOMINEES (EXCEPT AS MARKED BELOW)	WITHHOLD FOR ALL NOMINEES
Proposal I–	The election as director of the nominees listed below with terms expiring in the year shown:	☐	☐

Charles S. Tucker, Jr. (2008)
David B. Turner (2008)

Instructions: To withhold your vote for a nominee, write the nominee’s name on the line provided below.

		FOR	AGAINST	ABSTAIN
Proposal II–	The approval of the Amendment to the Company’s 2000 Stock Option Plan:	☐	☐	☐

In their discretion, these attorneys and proxies are authorized to vote in their discretion upon any other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors recommends a vote “FOR” each of the above listed propositions.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Should the undersigned be present and elect to vote at the Annual Meeting, or at any adjournment thereof, and after notification to the Secretary of the Company at the Annual Meeting of the shareholder’s decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by written notification to the Secretary of the Company of his or her decision to terminate this proxy. Such subsequently dated proxy must be received by the Secretary of the Company prior to the date of the Annual Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 18, 2005 and the Company’s 2004 Annual Report to Shareholders.

Dated:                                     , 2005

SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

Please sign exactly as your name appears on this proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

HERITAGE BANK EMPLOYEE STOCK OWNERSHIP PLAN

CCF HOLDING COMPANY

ANNUAL MEETING OF SHAREHOLDERS

May 19, 2005

The undersigned hereby appoints Edwin S. Kemp, Jr., John B. Lee, Jr. and Charles S. Tucker, Jr. who act as the Heritage Bank Employee Stock Ownership Plan (the “ESOP”) Trustees, and each of them or their designees, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of common stock of CCF Holding Company (the “Company”) that have been allocated to the account of the undersigned under the ESOP, at the Annual Meeting of Shareholders (“Annual Meeting”), to be held at the Heritage Bank branch office located at 440 N. Jeff Davis Drive, Fayetteville, Georgia 30214, on Thursday, May 19, 2005, at 9:00 a.m. or at any and all adjournments or postponements thereof, in the following manner:

		FOR ALL NOMINEES (EXCEPT AS MARKED BELOW)	WITHHOLD FOR ALL NOMINEES
Proposal I–	The election as director of the nominees listed below with terms expiring in the year shown:	☐	☐

Charles S. Tucker, Jr. (2008)
David B. Turner (2008)

Instructions: To withhold your vote for a nominee, write the nominee’s name on the line provided below.

		FOR	AGAINST	ABSTAIN
Proposal II–	The approval of the Amendment to the Company’s 2000 Stock Option Plan:	☐	☐	☐

In their discretion, these attorneys and proxies are authorized to vote in their discretion upon any other business as may properly come before the Annual Meeting or any adjournments thereof. If you also own shares otherwise than under the ESOP, you may vote such other shares by proxy by following the instructions on the proxy card for such other shares.

The Board of Directors recommends a vote “FOR” each of the above listed propositions.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS SIGNED PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Under the terms of the ESOP, only the ESOP Trustees can vote the shares allocated to the accounts of the participants, even if such participants or their beneficiaries attend the Annual Meeting in person.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 18, 2005 and the Company’s 2004 Annual Report to Shareholders.

Dated:                                                        , 2005

SIGNATURE OF SHAREHOLDER	SIGNATURE OF SHAREHOLDER

PRINT NAME OF SHAREHOLDER	PRINT NAME OF SHAREHOLDER

Please sign exactly as your name appears on this proxy. When signing as attorney, executor, administrator, trustee, or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.